EXHIBIT 23.1



                           Peter C. Cosmas Co., CPA's
                              370 Lexington Avenue
                                   Suite 1205
                               New York, NY 10017

                       (212) 697-6200 - FAX (212) 687-3333



                          INDEPENDENT AUDITORS CONSENT


     We consent to the incorporation by reference in the Registration Statement of Pacel Corp. on Form S-8 to be filed on or about August 20, 2002 with the Securities and Exchange Commission our report dated April 5, 2002 on the financial statements of Pacel Corp., and Subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the 10-KSB.





                                       /s/ Peter C. Cosmas Co., CPA's


New York, NY
August 23, 2002




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